UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2005

Date of Report (Date of earliest event reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 West Crest Street

Escondido, California 92025-1707

(Address of principal executive offices)  (Zip Code)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 23, 2005, the Board of Directors of Realty Income Corporation (the “Company”) approved a new form of amended and restated indemnification agreement between the Company and each executive officer and each director of the Board of Directors of the Company (the “New Form Indemnification Agreement”).  Upon execution by each executive officer and director of the Company, the New Form Indemnification Agreement will supersede any previous indemnification agreements entered into by such executive officers and directors with the Company.  The terms of the New Form Indemnification Agreement are materially the same as the terms of the Company’s previous form of indemnification agreement except that the New Form Indemnification Agreement:

•      provides for the determination of the indemnitee’s entitlement to indemnification where there is a “change of control” to be made by independent counsel to be selected by the indemnitee, with the approval of the Board of Directors of the Corporation, which approval will not be unreasonably withheld;

•      entitles the indemnitee to indemnification for settlements of suits against the indemnitee by or in the right of the Corporation;

•      provides that the right of the indemnitee to indemnification will be presumed, and the Corporation will have the burden of proving that the indemnitee is not entitled to indemnification; and

•      contains provisions

•      for court-ordered indemnification as permitted by the Maryland General Corporation Law.

•      concerning the procedures for obtaining indemnification, including a right in the indemnitee to have the matter submitted to arbitration by a single arbitrator; and

•      to allow the Corporation to take over the defense of a proceeding if it wishes to do so.

The description of the provisions of the New Form Indemnification Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the New Form Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

10.1         Form of Indemnification Agreement entered into between the Company and each executive officer of the Company and each director on the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: August 25, 2005	By:	/s/ Michael R. Pfeiffer
	Name:	Michael R. Pfeiffer
	Title:	Executive Vice-President, General Counsel
and Secretary